Exhibit 32.1


     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                            (18 U.S.C. Section 1350)




H. David Ramm, Interim President & Chief Executive Officer, and John D. Giolli, Acting Chief Financial Officer, of Millennium Cell Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2004 (the "Report") and does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) that to our knowledge:
         1. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ H. David Ramm
H. David Ramm
Interim President & Chief Executive Officer
May 14, 2004

/s/ John D. Giolli
John D. Giolli
Acting Chief Financial Officer
May 14, 2004